UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 12, 2015, at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) of Liberty Property Trust (the “Trust”), the shareholders of the Trust voted on (1) the election of nine trustees to hold office until 2016, (2) an advisory vote to approve the compensation of the Trust’s named executive officers and (3) the ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2015.  The voting results on these proposals were as follows:

Proposal 1.  Election of nine trustees to hold office until 2016.

Nominee	Votes For	Withheld	Broker Non-Votes
Frederick F. Buchholz	120,729,982	3,653,352	6,122,128
Thomas C. DeLoach, Jr.	121,121,968	3,261,366	6,122,128
Katherine Elizabeth Dietze	123,184,667	1,198,667	6,122,128
Antonio F. Fernandez	123,485,850	897,484	6,122,128
Daniel P. Garton	120,730,087	3,653,247	6,122,128
William P. Hankowsky	118,283,337	6,099,997	6,122,128
M. Leanne Lachman	120,801,838	3,581,496	6,122,128
David L. Lingerfelt	119,881,663	4,501,671	6,122,128
Fredric J. Tomczyk	122,826,667	1,556,667	6,122,128

Proposal 2.  Advisory vote to approve the compensation of the Trust’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
116,299,882	7,909,015	174,437	6,122,128

Proposal 3.  Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,693,444	2,761,291	50,727	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Herman C. Fala
		Name:	Herman C. Fala
		Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ Herman C. Fala
		Name:	Herman C. Fala
		Title:	Secretary and General Counsel

Dated: May 15, 2015